PRICEWATERHOUSECOOPERS Letterhead
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PRICEWATERHOUSECOOPERS LLP
1177 Avenue of the Americas
New York NY 10036
Telephone (212) 596-8000
Telephone (212) 596-8910




                       CONSENT OF INDEPENDENT ACCOUNTANTS

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     We consent to the  incorporation by reference in the Prospectus  Supplement of Norwest Asset Securities Corporation relating to Norwest Asset Securities Corporation 1999-2 Trust of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                                             /s/ PricewaterhouseCoopers LLP
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                                                 PricewaterhouseCoopers LLP



January 19, 1999